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As Filed with the Securities and Exchange Commission on October 13, 2000
                                                      REGISTRATION NO. 333-53159
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               VIEWCAST.COM, INC.
             (Exact name of registrant as specified in its charter)

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
                    DELAWARE                                               75-2528700
(State or other jurisdiction of incorporation or              (I.R.S. Employer Identification No.)
                   organization)
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                        2665 Villa Creek Drive, Suite 200
                                Dallas, TX 75234
                                 (972) 488-7200
                    (Address of Principal Executive Offices)

                               VIEWCAST.COM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                               Mr. George C. Platt
                             Chief Executive Officer
                               ViewCast.Com, Inc.
                        2665 Villa Creek Drive, Suite 200
                                Dallas, TX 75234
                                 (972) 488-7200

                                    Copy to:
                             V. Gerard Comizio, Esq.
                             Thacher Proffitt & Wood
                    1700 Pennsylvania Avenue, N.W. Suite 800
                             Washington, D.C. 20006
                                 (202) 347-8400
 (Name and address, telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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
          Title of                                      Proposed Maximum Offering       Proposed Maximum            Amount of
Securities to be Registered  Amount to be Registered(1)     Price per Share(2)     Aggregate Offering Price(2)  Registration Fee
---------------------------  -------------------------- -------------------------  ---------------------------  ----------------
        Common Stock                250,000 shares                $1.72                     $430,000                 $113.52
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(1)      This registration statement ("Registration Statement") is being filed for purposes of registering the 250,000 shares of common stock of
         ViewCast.Com ("ViewCast") par value $0.0001 per share, reserved for the issuance of awards granted pursuant to the ViewCast.com, Inc. Employee
         Stock Purchase Plan, as amended ("Plan"). In addition to the shares being registered hereunder, this Registration Statement also covers an undetermined number of shares of common stock of ViewCast that, by reason of certain events specified in the Plan, may become issuable under the Plan.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, shares that may be granted as restricted stock or acquired through the exercise of options granted in the future are deemed to be offered at $1.72 per share, the average of the bid and ask prices of ViewCast common stock at the close of the day on October 11, 2000 as reported on the Nasdaq National Market.


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                                EXPLANATORY NOTE


         Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference, Registration Statement No. 333-53159 including all attachments and exhibits thereto, on Form S-8, which was filed for ViewCast's Employee Stock Purchase Plan (the "Plan") with the Securities and Exchange Commission on May 20, 1998. Effective April 8, 1999, the Registrant changed its name from MultiMedia Access Corporation to ViewCast.com, Inc. Accordingly, prior references to MultiMedia Access Corporation in the Plan have been changed to reflect the Registrant's new name.

         The Employee Stock Purchase Plan is being amended to increase the shares available from 250,000 to 500,000, for a total increase of 250,000 shares. See Exhibit 10.1 to this Form S-8 for Amendment No.1 to the Stock Option Plan.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 13th day of October, 2000.

                                       ViewCast.com, Inc.

                                       By: /s/ Laurie L. Latham
                                          ------------------------------------
                                       Laurie L. Latham
                                       Chief Financial Officer and Sr.Vice
                                       President of Finance and Administration
                                       (principal accounting officer)


         Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

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
             SIGNATURE                                     TITLE                                    DATE
             ---------                                     -----                                    ----
/s/ George C. Platt                     Director, President and Chief  Executive Officer      October 13, 2000
--------------------------------        (principal executive officer)
George C. Platt


/s/ Laurie L. Latham                    Chief Financial Officer and Senior Vice President     October 13, 2000
--------------------------------        of Finance and Administration (principal
Laurie L. Latham                        accounting officer)


/s/ H.T. Ardinger, Jr.                  Chairman of the Board                                 October 13, 2000
--------------------------------
H.T. Ardinger, Jr.

/s/ Joseph Autem                        Director                                              October 13, 2000
--------------------------------
Joseph Autem

/s/ David A. Dean                       Director                                              October 13, 2000
--------------------------------
David A. Dean

/s/ David C. Tucker                     Director                                              October 13, 2000
--------------------------------
David C. Tucker

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                                INDEX TO EXHIBITs


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
EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
     5       Opinion of Thacher Proffitt & Wood

    10.1     Employee Stock Option Plan Amendment No.1

    23.1 Consent of Thacher Proffitt & Wood (contained in opinion filed as Exhibit 5).

    23.2     Consent of Ernst & Young LLP
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